Exhibit 10.9

 ASSUMPTION OF THE FINANCIAL CONSULTING AGREEMENT - MEMORANDUM OF UNDERSTANDING

This document dated this 20th day of April 2009, serves as an assumption by Ciralight Global Inc. of Ciralight Inc.'s obligations and rights under that certain Financial Consulting agreement - Memorandum of Understanding ("FCA") dated November 17, 2008 attached hereto as Exhibit A and incorporated herein by reference between iCapital Finance Inc. and Ciralight, Inc. The parties to this agreement are iCapital Finance Inc. and Ciralight Global, Inc.

                                    RECITALS

WHEREAS, George Adams, Sr. has initiated foreclosure proceedings against Ciralight, Inc. under his UCC filing that secures his loans to the company which includes assets, intellectual property, receivables and the beneficial rights to all contracts including the aforementioned consulting agreement,

WHEREAS, on January 27, 2009 the Board of Directors of the company, Ciralight Inc., by their vote and action transferred the rights to manufacture, sell and market the products to Mr. Adams and the Board further approved the transfer of all inventory on hand to Mr. Adam's facility in Anaheim, California,

WHEREAS, it is the wish of Ciralight Global, Inc. to retain the services of iCapital Finance Inc, Randall Letcavage and Jeff Brain to implement the development of the business plan for the new company that would produce, sell and market the product and deal with old Ciralight Inc issues,

WHEREAS, it is the wish of the parties to modify the FCA dated November 17, 2008 so that iCapital performs the services under the FCA for the benefit of Ciralight Global Inc. and expand iCapital's role and expanded scope of work based on the new strategic direction and implementing the reorganization plan,

WHEREAS, Ciralight Global Inc. recognize and acknowledges the benefits and value that it will receive by it's assumption of the FCA;

NOW, THEREFORE, for and inconsideration of the mutual coveanants and agreements contained here in, it is agreed as follows;

     1. The term of the agreement shall be extended to December 31, 2009.

     2. The performance fee in section 5 of the FCA shall $120,000. Any fee previously paid under the old agreement shall be deemed earned and deemed to fully compensate consultant for any services provided by consultant prior to the date of this agreement.

     3. In addition to the aforementioned matters, the scope of work shall include the following;

          a. Coordinate the formation of the new company and the smooth transition of the assets and property from the old company to the new company;

          b.   Assist  and  direct the  foreclosure  process to ensure  that the assets are secured by George Adams Sr. under his security agreement;
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          c.   Define  the  capital  structure  of the new  company,  develop  a funding plan and manage the implementation of the funding plan. This shall include directing the effort to prepare a Private Placement Offering memorandum, any loans or capital advances;

          d. Work with the investors, vendors, customers and suppliers of the old company to ensure they are accurately informed about the facts surrounding the actions taken against the old company in an effort to maintain good relationships and avoid litigation;

          e. To evaluate the qualifications, capabilities, and benefits of key individuals or companies previously doing business with to the old company to determine which if any relationships are worthy to continue.

          f. To assist in reviewing documentation from the old company and quantifying, evaluating and providing information that may be necessary to complete the audit required in order to become a public company.

     4. In consideration for the scope of work items listed in paragraph 3 above, an additional fee in the amount of $55,000 shall be paid over the course of the term on an as completed basis.

     5. The client shall be responsible for actual and reasonable expenses incurred to implement the work outlined herein. Said costs to be approved by Client.

     6. The client hereafter shall be Ciralight Global Inc., 2603 Main Street, Suite 1150, Irvine CA 92614.

All other terms of the agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the date first above written.

"CLIENT"                                  "CONSULTANT"

Ciralight Global Inc.                     iCapital Finance Inc.



Signature: /s/ Frederick Feck             Signature: /s/ Randall Letcavage
          ----------------------------              ----------------------------
Name:  Frederick Feck                     Name:  Randall Letcavage
Title: Secretary and Director             Title: President

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                                                       EXHIBIT A TO EXHIBIT 10.9

                             iCapital Finance, Inc.

--------------------------------------------------------------------------------

2603 Main Street Suite 1150 Irvine CA 92614  Voice 949.260.8070 Fax 949.260.0116

               FINANCIAL CONSULTING - MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (the "Agreement") is entered this November 17, 2008 by and between ICAPITAL FINANCE, INC. ("Consultant"), a California corporation, and Ciralight, Inc. ("Client" or "Company"), a/an Utah Corporation, with reference to the following:

                              PRELIMINARY STATEMENT

     Client desires to retain Consultant to provide certain financial advisory services and Consultant desires to provide these services for the benefit of Client.

     NOW, THEREFORE, in consideration of their mutual promises, the parties here to, intending to be legally bound, agree as follows;

     1. ENGAGEMENT. Client hereby engages Consultant on a non exclusive basis, and Consultant hereby accepts the engagement as a financial consultant to Client and to render advice, consultation, information and services to the Directors and/or Officers Of Client regarding general financial and business matters including but not limited to;

          a. Reorganizations, reverse mergers, divestitures, and due diligence studies;
          b.   Capital sources and the formation of financial transactions;
          c.   Banking methods and systems;
          d. Guidance and assistance in available alternatives to maximize shareholder value;
          e. Periodic preparation and distribution of research reports and information to the broker/dealer and investment banking community
          f. Prepare and distribute tear sheets, corporate report and other information as needed; and
          g.   Provide introductions to funding sources;

     It is expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner.

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     2.   TERM. The term ("Term") of this  Agreement  shall commence on the date hereof and continue for three months.

     3. DUE DILIGENCE. The Client shall supply and deliver to the Consultant all information relating to the Client's business as may be reasonably requested by the Consultant to enable the Consultant to make an assessment of Client's company and business prospects and provide the consulting services described herein.

     4. COMPENSATION AND FEES. As consideration for Consultant entering into this Agreement, Client shall pay Consultant a non-refundable retainer of $30,000. Payment shall be made to Twenty-Nine Monaco, Inc. (agent for Consultant) upon execution and delivery of this Agreement.

     5. PERFORMANCE FEE. In addition to the retainer described in paragraph 4 hereof, Client agrees to pay Consultant a performance fee for a merger/acquisition entered into and completed by Client as a result of the efforts of or an introduction by Consultant during the term of this Agreement equal to three percent (3%) of the total value of the transaction. For a merger/acquisition entered into by Client as a result of Client's own efforts, Client shall pay Consultant zero percent (0%) of the total value of the transaction within 30 days of closing. Such percentage(s) shall be paid to Consultant in the same ratio of cash and/or stock as the transaction. "Total value" shall include, but is not limited to cash, cash equivalents, stock, and the value of any consideration other than cash paid or received by Client.

     6. NON-CIRCUMVENTION. The client agrees to pay iCapital performance fees (outlined in item 5) for any iCapital introduction made during the initial contract period that results in a transaction within the next 18 months.

     7. SURVIVAL. The representations, warranties and covenants of the parties hereto shall survive the execution and delivery of this Agreement.

     8. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if delivered personally or by overnight courier, addressed as follows;


          (A)  IF TO CONSULTANT:

                             iCapital Finance, Inc.
                             2603 Mains Street, Suite 1150
                             Irvine, California 92614

                             Attn: President

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          (B)  IF TO CLIENT:

                             Ciralight, Inc.
                             709 North 400 West, Units 2 and 3
                             North Salt Lake, Utah 84054

                             Attn: General Manager

Any part hereto may specify in writing a different address for such purposes by notice to the other party. Notices shall be deemed to have been delivered upon the earlier of actual receipt or the second business day following the day notice is given by overnight courier.

     9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to any laws of conflicts, and is executed and delivered by the parties hereto in the State of California.

     11. SEVERABILITY. If any term or condition of this Agreement should be held invalid in any respect by a court, arbitrator or tribunal of competent jurisdiction, such invalidity shall not affect the validity of any other term or condition hereof. The parties hereto acknowledge that they would have executed this Agreement with any such invalid term or condition excluded.

     12. COUNTERPARTS. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same Agreement.

     13. HEADINGS. The headings set forth in this Agreement are for convenience only and do not qualify or affect the terms or conditions thereof

     14. PRELIMINARY STATEMENT. The Preliminary Statement is incorporated herein by this reference and made a part hereof.

     15. ATTORNEYS' FEES; COSTS. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

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IN WITNESS WHEREOF,  the parties hereto,  intending to be legally bound here by, have executed this Agreement as the day and year first above written.

                                    "CLIENT"

                                    Ciralight, Inc.


                                    Signature: /s/ Jacque Stevens
                                              ----------------------------------
                                    Print name:  Jacque Stevens
                                    Print title: Executive Vice President


                                    "CONSULTANT"

                                    ICAPITAL FINANCE, INC.


                                    Signature: /s/ Randall Letcavage
                                              ----------------------------------
                                    Print name:  Randall Letcavage
                                    Print title: Managing Director

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